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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated December 14, 1999, except for the last paragraph of
Note 5, as to which the date is _________ and Note 11, as to which the date is January 12, 2000, with respect to the financial statements of The Lightspan Partnership, Inc., and October 28, 1999, with respect to the financial statements of Academic Systems Corporation, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-90103) and the related prospectus of The Lightspan Partnership, Inc. for the registration of shares of its common stock.


                                             ERNST & YOUNG LLP

San Diego, California



The foregoing consent is in the form that will be signed upon the completion of the stock split described in Note 5 to the financial statements.


                                        /S/  ERNST & YOUNG LLP


San Diego, California
January 21, 2000